EXHIBIT 4.1
AMENDMENT TO RIGHTS AGREEMENT
     This Amendment to Rights Agreement (this “Amendment”), dated as of October 30, 2007, between First Consulting Group, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the “Rights Agent”), amends that certain Rights Agreement, dated as of November 22, 1999 (the “Rights Agreement”).
     The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement or any provision thereof in accordance with the provisions of Section 27 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.
     In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:
     1. Section 1(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:
“Notwithstanding the foregoing, Computer Sciences Corporation, a Nevada corporation (“Parent”), or any Affiliate or Associate thereof, including LB Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), shall not become an “Acquiring Person” as a result of (i) the approval, execution or delivery of that certain Agreement and Plan of Merger dated as of October 30, 2007 (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, Parent and Merger Sub, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     2. Section 1(g) and Section 3(a) of the Rights Agreement are hereby amended by adding as the final sentence thereto the following:
“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     3. Section 1(n) of the Rights Agreement is hereby deleted and replaced in its entirety by the following:
“‘SHARES ACQUISITION DATE’ shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, PROVIDED, HOWEVER, that if such Person is determined not to have become an Acquiring Person pursuant to clause (z) of Subsection 1(a)(B) hereof, then no Shares Acquisition Date shall be deemed to have occurred, and PROVIDED, FURTHER, that notwithstanding anything in the Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     4. Section 1(p) of the Rights Agreement is hereby amended by adding the following clause to the end of the section:
“; PROVIDED, HOWEVER that no such Transaction shall be deemed to have occurred as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     5. Section 1(q) of the Rights Agreement is hereby amended by adding the following clause to the end of the section:
“; PROVIDED, HOWEVER that neither Parent nor any Affiliate or Associate thereof, including Merger Sub, shall be deemed a “Transaction Person” as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or

     (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     6. Section 7(a) of the Rights Agreement is hereby deleted and replaced in its entirety by the following:
“The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on November 22, 2009, (ii) immediately prior to the Effective Time (as such term is defined in the Merger Agreement) of the Merger (the earliest to occur of the events described in clauses (i) and (ii) of this Section 7(a) shall be referred to as the “Final Expiration Date”), (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof.”
     7. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding as the following clause to the end of the section:
“; PROVIDED FURTHER, that notwithstanding the foregoing, neither Parent nor any Affiliate or Associate thereof, including Merger Sub, shall be deemed an “Acquiring Person” as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     8. Section 13(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:
“Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (x) through (z) of the Section 13(a) shall be deemed to have occurred as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger

Agreement) or (v) the consummation of any other transaction contemplated by the Merger Agreement.”
     9. A new Section 35 shall be added and shall read as follows:
“Section 35. TERMINATION. Immediately prior to the Effective Time (as such term is defined in the Merger Agreement), this Agreement shall be terminated and all outstanding Rights shall expire.”
     10. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement, as amended hereby. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.
     11. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     12. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.
     13. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
     14. Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.
     15. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

FIRST CONSULTING GROUP, INC.

By:	/s/ Michael A. Zuercher

	Name:	Michael A. Zuercher

	Title:	Senior Vice President, Corporate Affairs and General Counsel

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:	/s/ Herbert J. Lemmer

	Name:	Herbert J. Lemmer

	Title:	Vice President

SIGNATURE PAGE TO AMENDMENT TO RIGHTS AGREEMENT